UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 28, 2006

Great Wolf Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51064	51-0510250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 West Washington Ave, Madison, Wisconsin		53703
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	608-661-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2006, Great Wolf Lodge of Grapevine, LLC (the "Borrower"), an entity that is a wholly owned, indirect subsidiary of Great Wolf Resorts, Inc. (the "Company") entered into a loan agreement (the "Loan Agreement"), pursuant to which the Borrower agreed to borrow up to $79.5 million (the "Loan") from between Merrill Lynch Capital and HSH Nordbank. The Loan proceeds will be used to fund a portion of the construction of the Great Wolf Lodge in Grapevine, Texas (the "Resort"). The Loan is secured by, among other things, a first mortgage lien on the Resort.

The Loan matures in July 2009, with two one-year extension options available upon payment of an extension fee for each extension. Debt service payments are monthly, in arrears. The interest rate is variable, floating at 260 basis points over 30-day LIBOR. The Borrower is required to provide interest rate protection agreements beginning December 1, 2007. Interest only is payable during the initial 3-year period; interest plus principal, in the amount of $100,000.00 per month, is payable during any extension term. The Company provides a completion guarantee during construction and a guarantee on debt service payments until the Resort achieves a trailing cash flow threshold or eighteen (18) months after the Resort opens, whichever is first.

Under the terms of the Loan Agreement, and event of default may occur upon, among other things:
- non-payment of interest and/or principal
- the Borrower's failure to comply with the terms of the Loan Agreement, which failure continues for five days with respect to a monetary default and 30 days (plus up to an additional 60 days if reasonably necessary to cure) with respect to a non-monetary default after notice (or, in certain cases, without notice or with shorter notice)
- failure of the Company to meet certain financial tests
- the occurrence of bankruptcy or insolvency events with respect to the Borrower
- the occurrence of an event of default under any ancillary loan document
- the revocation of the liquor license applicable to the resort, which revocation is not reversed for a period of 60 days

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description contained in Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)

The following exhibit is attached to this report:

1.1 Loan Agreement dated July 28, 2006, between Great Wolf Lodge of Grapevine, LLC, as borrower and Merrill Lynch Capital and HSH Nordbank, as lender.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wolf Resorts, Inc.

July 31, 2006	By:	J. Michael Schroeder

Name: J. Michael Schroeder
Title: General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Loan Agreement